Exhibit 23.4




              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of Aetna Inc. and to the incorporation by reference therein of our report dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
July 15, 1996